Exhibit (d)(1)

INVESTMENT MANAGEMENT AGREEMENT

This AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of this 1st day of November, 2021, as amended and restated as of December 6, 2021, between Allspring Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105 and Allspring Funds Management, LLC (the “Manager”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105.

WHEREAS, this Investment Management Agreement amends and replaces the agreement dated November 1, 2021 previously entered into by and between the parties;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company and is authorized to issue interests (as defined in the Trust’s Declaration of Trust, as amended and supplemented from time to time), in separate series;

WHEREAS, the Manager is an investment adviser registered with the Securities and Exchange Commission (the “Commission”) as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Trust desires that the Manager provide investment management services consisting of advisory services and Fund-level (as opposed to class-level) administrative services to each series of the Trust listed on Schedule A hereto as such Schedule may be amended or supplemented from time to time by mutual agreement (each a “Fund” and collectively the “Funds”), and the Manager is willing to provide those services on the terms and conditions set forth in this Agreement; and

WHEREAS, the Trust has entered into a separate Class-Level Administration Agreement with the Manager for the provision of class-level administrative services (“Class-Level Duties”).

NOW THEREFORE, the Trust and the Manager agree as follows:

Section 1. Appointment of the Manager. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended and supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Commission under the 1940 Act and the Securities Act of 1933 (the “Securities Act”), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be amended or supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust’s Board of Trustees (the “Board”). The Board is authorized to issue any unissued shares in any number of additional classes or series.

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The investment authority granted to the Manager shall include the authority to exercise whatever powers the Trust may possess with respect to any of its assets held by the Funds, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer, and participate in class actions and other legal proceedings on behalf of the Funds.

The Trust hereby appoints the Manager, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Funds and, without limiting the generality of the foregoing, to provide the other services specified in Section 2 hereof.

The Trust hereby appoints the Manager to provide the Fund-level duties and services as set forth in Section 2(b) hereof, for the compensation and on the terms herein provided, and the Manager hereby accepts such appointment. Each new investment portfolio established in the future by the Trust shall automatically become a “Fund” for all purposes hereunder as if it were listed on Schedule A, absent written notification to the contrary by either the Trust or the Manager.

Section 2. Duties of the Manager.

(a)       Advisory Services.

(i)       The Manager shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. Among other things, the Manager shall make all decisions with respect to the allocation of the Funds’ investments in various securities or other assets, in investment styles and, if applicable, in other investment companies or pooled vehicles in which a Fund may invest.

(ii)        To the extent the securities of an underlying registered investment company constitute a Fund’s only investment security, in accordance with Section 12(d)(1)(E) of the 1940 Act, the Manager’s responsibilities shall include, but not be limited to, reviewing the investment strategy and performance of the underlying fund, evaluating any proposed changes affecting the underlying fund, and conducting risk management reviews and assessments with respect to the underlying fund and its adviser.

(iii)        To carry out the decisions and responsibilities articulated in Sections 2(a)(i) and (ii) above, the Manager is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Manager is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

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(iv)       The Manager will report to the Board at each regular meeting thereof regarding the investment performance of the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, each Fund and the Manager, and on its own initiative will furnish the Board from time to time with such information as the Manager may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which a Fund maintains investments. The Manager will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Manager may believe appropriate or as the Board reasonably may request.

The Manager shall promptly notify the Trust of (A) any changes regarding the Manager that would impact disclosure in the Trust’s Registration Statement, or (B) any material violation of any requirement, provision, policy or restriction that the Manager is required to comply with under Section 6 of this Agreement. The Manager shall immediately notify the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Funds or the Trust.

(v)       The Manager may from time to time employ or sub-contract the services to certain persons as the Manager believes to be appropriate or necessary to assist in the execution of the Manager’s duties hereunder; provided, however, that the employment or sub-contracting with any such person shall not relieve the Manager of its responsibilities or liabilities hereunder and provided further that the Manager shall not have the authority to sub-contract advisory responsibilities without the consent of the Trust. The cost of performance of such duties will be borne and paid by the Manager. No obligation may be imposed on the Trust in any such respect.

The Manager shall supervise and monitor the activities of its representatives, personnel, sub-contractors, and agents in connection with the execution of its duties and obligations hereunder. The appropriate personnel of the Manager will be made available to consult with the Board at reasonable times and upon reasonable notice concerning the business of the Trust.

(vi)       With respect to a Fund, the Manager shall have no duties or obligations pursuant to this Agreement other than as specified in Sections 2(a)(ii) and 2(b) hereof, during any period during which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

(b)       Fund-Level Administrative Services. The Manager shall, at its expense, provide the following Fund-level administrative services in connection with the operations of the Trust and the Funds, to the extent such services are not provided to a Class of a Fund and covered under the Funds’ Class-Level Administration Agreement:

i)	coordinate, supervise and make all payments to the Funds’ transfer agent and various sub-transfer agents and omnibus account servicers and record-keepers;

ii)	receive and tabulate shareholder votes;

iii)	furnish statistical and research data;
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iv)	coordinate (or assist in) the preparation and filing with the Commission of registration statements, notices, shareholder reports, and other material required to be filed under applicable laws;

v)	prepare and file with the states registration statements, notices, reports, and other material required to be filed under applicable laws;

vi)	prepare and file Form 24F-2s and N-CENs;

vii)	review bills submitted to the Funds and, upon determining that a bill is appropriate, allocate amounts to the appropriate Funds and instruct the Funds’ custodian to pay such bills;

viii)	coordinate (or assist in) the preparation of reports and other information materials regarding the Funds, including prospectuses, proxies, and other shareholder communications;

ix)	update and maintain the Funds’ website;

x)	prepare expense table and performance information for annual updates;

xi)	provide legal and regulatory advice to the Funds in connection with its other administrative functions, including assignment of matters to outside legal counsel on behalf of the Trust and supervision of the work of such counsel;

xii)	provide office facilities and clerical support for the Funds;

xiii)	develop and implement procedures for monitoring compliance with regulatory requirements and compliance with the Funds’ investment objectives, policies and restrictions;

xiv)	serve as liaison between the Funds and their independent auditors;

xv)	prepare and file tax returns;

xvi)	review payments of Fund expenses;

xvii)	prepare expense budgeting and accruals;

xviii)	provide communication, coordination, and supervision services with regard to the Funds’ transfer agent, custodian, fund accountant, any co-administrators, and other service organizations that render recordkeeping or shareholder communication services;

xix)	provide information to the Funds’ distributor concerning fund performance and administration;
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xx)	provide reports to the Funds’ Board regarding its activities;

xxi)	assist in the preparation, assembly and electronic delivery of meeting materials, including comparable fee information, as required, for the Funds’ Board; and

xxii)	provide any other administrative services reasonably necessary for the operation of the Funds other than those services that are to be provided by the Trust’s transfer and dividend disbursing agent, custodian, and fund accountant.

In performing all Fund-level administrative services under this Section 2(b), the Manager shall: (a) act in conformity with the Trust’s Declaration of Trust (and By-Laws, if any), the 1940 Act, and any other applicable laws as may be amended from time to time, and all relevant rules thereunder, and with the Trust’s registration statement under the Securities Act of 1933 and the 1940 Act, as may be amended from time to time; (b) consult and coordinate with legal counsel to the Trust as necessary and appropriate; and (c) advise and report to the Trust and its legal counsel, as necessary and appropriate, with respect to any compliance or other matters that come to its attention.

In connection with its duties under this Section 2(b), the Manager may, at its own expense, enter into sub-administration agreements with other service providers, provided that each such service provider agrees with the Manager to comply with this Agreement and all relevant provisions of the 1940 Act and any other applicable laws as may be amended from time to time, and all relevant rules thereunder. The Manager will provide the Trust with a copy of each sub-administration agreement it executes relating to the Trust. The Manager will be liable for acts or omissions of any such sub-administrators under the standards of care described herein under Section 11.

Notwithstanding anything herein to the contrary, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of shares of the Funds, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, administration, custodian or shareholder servicing agent of the Funds.

Section 3. Delivery of Documents to the Manager. The Trust has furnished the Manager with true, correct and complete copies of the following documents:

(a)	The Declaration of Trust, as in effect on the date hereof;
(b)	The Registration Statement filed with the Commission under the 1940 Act and the Securities Act; and
(c)	Written guidelines, policies and procedures adopted by the Trust.

The Trust will furnish the Manager with all future amendments and supplements to the foregoing as soon as practicable after such documents become available. The Trust shall furnish the Manager with any further documents, materials or information that the Manager may reasonably request in connection with the performance of its duties hereunder.

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Section 4. Delegation of Responsibilities. The Manager may carry out any of its obligations under this Agreement (other than under Section 2(b) hereof) by employing, subject to supervision by the Manager, one or more sub-adviser(s) who are registered as investment advisers pursuant to the Investment Advisers Act of 1940 (“Sub-Advisers”). Each Sub-Adviser’s employment will be evidenced by a separate written agreement approved by the Board and if required, receiving any other approvals required under the 1940 Act (unless the Commission or its staff has given or issued authorization, relief, guidance, or interpretation dispensing with any such requirement). The Manager shall not be liable hereunder for any act or omission of any Sub-Adviser, except for failure to exercise good faith in the employment of the Sub-Adviser and for failure to exercise appropriate supervision of such Sub-Adviser, and as may otherwise be agreed in writing. The Manager shall be solely responsible for compensating any Sub-Adviser for services rendered under any Sub-Advisory Agreement. The Manager may, from time to time and at any time, terminate any Sub-Advisory Agreement and reassume the responsibilities assigned to such Sub-Adviser with respect to any Fund without obtaining the approval of the shareholders of the Fund.

Section 5. Control by Board. Any investment management activities undertaken by the Manager pursuant to this Agreement, as well as any other activities undertaken by the Manager on behalf of the Funds, shall at all times be subject to the direction and control of the Board.

Section 6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Manager shall at all times comply with:

(a)	all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;

(b)	the Registration Statement of the Trust, as it may be amended from time to time, filed with the Commission under the Securities Act and the 1940 Act;

(c)	the provisions of the Declaration of Trust of the Trust, as it may be amended from time to time;

(d)	the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds, and any rules and regulations adopted thereunder; and

(e)	any other applicable provisions of state or federal law, and any rules and regulations adopted thereunder.

Section 7. Proxies. The Manager shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Funds are invested in accordance with the Trust’s policies on proxy voting.

Section 8. Broker-Dealer Relationships. In connection with the purchase and sale of securities for the Funds, the Manager is responsible for broker-dealer selection and negotiation of brokerage commission rates. The Manager’s primary consideration in effecting a security

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transaction will be to seek the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Manager will consider among other things: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the value of the expected contribution of the broker-dealer to the Fund on a continuing basis; and any applicable policies and procedures approved by the Board. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Manager with respect to the Fund and to other clients of the Manager. The Manager is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934 and in compliance therewith. Such allocation shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocations regularly to the Board, indicating the brokers to whom such allocations have been made and the basis therefore.

Section 9. Expenses. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. The expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports, notices to Fund shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of making prospectuses and statements of additional information available to the Funds’ shareholders. In addition to the fees described in Section 10 of this Agreement, the Trust (or its other service providers, as may be provided pursuant to their respective agreements and contracts with the Trust) shall pay all of its Fund-level expenses which are not expressly assumed by the Manager pursuant to Section 2(b) or otherwise hereunder. The Fund-level expenses of legal counsel and accounting experts retained by the Manager, after consulting with the Trust’s legal counsel and independent auditors, as may be reasonably necessary or appropriate for the performance by the Manager of its duties under this Agreement, shall be deemed to be Fund-level expenses of, and shall be paid for by, the Trust.

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The Manager shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement and shall, at its own expense, provide its own office space, facilities and equipment. In addition, the Manager shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Trust: (a) to amend the Trust’s registration statement or supplement the Fund’s prospectus, and circulate the same, to reflect a change in the personnel of the Manager responsible for making investment decisions in relation to a Fund; (b) to obtain approval required by the 1940 Act of a new sub-advisory agreement as a result of a “change in control” (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Manager, if required pursuant to the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change; or (c) to meet other legal or regulatory obligations caused by actions of the Manager.

Section 10. Compensation.

(a)	As compensation for the investment management services provided under this Agreement, the Trust shall pay the Manager fees, payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time. The fees payable pursuant to this Paragraph shall be calculated based on the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of each Fund’s net assets, as appropriate, during the preceding month. If the fee payable to the Manager pursuant to this Paragraph for any Fund begins to accrue before the end of any month or if this Agreement terminates before the end of any month with respect to a Fund, the fee for the period from the effective date to the end of that month or from the beginning of that month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Fund’s net assets shall be computed in the manner specified in that Fund’s registration statement as then on file with the Commission for the computation of the value of the Fund’s net assets in connection with the determination of the net asset value of Fund shares. For purposes of this Agreement, a “business day” for a Fund is any day that the Fund is open for trading;

(b)	No fee, other than the portion of the management fee payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time, payable for the Fund-level administrative services set forth in Section 2(b) of this Agreement, shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a single registered, open-end management investment company, or a single separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act (a “Master-Feeder Fund structure”);

(c)	The Manager shall receive a fee as specified below for investment management services consisting of both Fund-level administrative services and asset allocation services if a Fund in a Master-Feeder Fund structure converts to a Fund that invests some or all of its investment assets in two or more registered, open-end management investment companies, or separate series thereof, in each case, in accordance with Section 12(d)(1)(G) under the Act, the rules thereunder or an exemptive order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).
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Dormant Investment Management Fee as % of Avg. Daily Net Asset Value
First 5B Next 5B Over 10B	0.30 0.29 0.28

Section 11. Standard of Care. The Trust will expect of the Manager, and the Manager will give the Trust the benefit of, the Manager’s best judgment and efforts in rendering its services to the Trust, and the Manager shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Manager or any of its officers, directors, employees or agents, the Manager shall not be subject to liability to the Trust or to any other person for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 12. Non-Exclusivity. The services of the Manager to the Funds are not to be deemed to be exclusive, and the Manager shall be free to render investment management or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Manager may serve as officers and directors of the Trust, and that officers or directors of the Trust may serve as officers or directors of the Manager, to the extent that such services may be permitted by law, and that the officers and directors of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Section 13. Records. The Manager shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Manager pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The Manager shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders, including with respect to orders the Manager places for the purchase and sale of portfolio securities of the Fund, as are required to be maintained by the Trust under the 1940 Act, as well as such records as the Funds’ administrator reasonably requests to be maintained, including, but not limited to, trade tickets and confirmations for portfolio trades. All such records shall be maintained in a form acceptable to the Trust and in compliance with the provisions of Rule 31a-1 or any successor rule. The books and records pertaining to the Trust which are in possession of the Manager shall be the property of the Trust. The Trust, or the Trust’s authorized representatives, shall have access to such books and records at all times during the Manager’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Manager to the Trust or the Trust’s authorized representatives.

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Section 14. Term and Approval. This Agreement shall become effective with respect to a Fund for an initial two-year term after being approved in accordance with the requirements of the 1940 Act, and executed by the Manager and the Trust, and shall thereafter continue from year to year, provided that the continuation of the Agreement is specifically approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a)	by the Board, or by the vote of “a majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b)	by the affirmative vote of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 15. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of a Fund’s outstanding voting securities, or by the Manager, on sixty (60) days’ written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or by the Commission staff in no-action letters issued under the 1940 Act.

This Agreement may also be terminated immediately by the Trust or the Manager in the event that either party (i) breaches a material term of this Agreement; or (ii) commits a material violation of any governing law or regulation; or (iii) engages in conduct that would have a material adverse effect upon the reputation or business prospects of such other party.

Section 16. Indemnification by the Manager. The Trust shall not be responsible for, and the Manager shall indemnify and hold the Trust or any Fund harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties on the part of the Manager or any of its officers, directors, employees or agents.

Section 17. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Manager or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Manager against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates.

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Section 18. Notices. Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery: personal delivery, U.S. mail, internationally recognized overnight courier (with all fees prepaid), facsimile or e-mail. Any party giving a Notice shall address the Notice to the appropriate Person at the receiving party at the address listed below or to another address as designated by a party in a Notice pursuant to this Clause:

If to the Trust:

525 Market Street, 12th Floor

San Francisco, California 94105

If to the Manager:

525 Market Street, 12th Floor

San Francisco, California 94105

Section 19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by, or interpretative releases of, the Commission thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretative release. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Section 20. Amendment of this Agreement. No provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment shall become effective until approved in accordance with applicable requirements under the 1940 Act.

Section 21. Risk Acknowledgement. The Manager does not guarantee the future performance of the Funds or any specific level of performance, the success of any investment decision or strategy that the Manager may use, or the success of the Manager’s overall management of the Funds. The Trust understands that investment decisions made for the Funds by the Manager are subject to various market, currency, economic and business risks, and that

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those investment decisions will not always be profitable. The Manager will manage only the securities, cash and other investments for which management responsibility is delegated to it and which are held in the Funds’ account(s) and, in making investment decisions for the Funds, the Manager will not consider any other securities, cash or other investments owned by the Trust.

Section 22. No Third Party Beneficiaries. Nothing in this Agreement shall be deemed to confer on any person other than the parties hereto any benefits, rights, remedies, obligations or liabilities under or by reason of this Agreement. No person shall be deemed to be a third-party beneficiary of this Agreement.

Section 23. Miscellaneous.

(a)	If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(b)	This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

ALLSPRING FUNDS TRUST
on behalf of the Funds

By:
Name: Matthew Prasse
Title: Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: Andrew Owen
Title: President and CEO
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SCHEDULE A

ALLSPRING FUNDS MANAGEMENT, LLC

INVESTMENT MANAGEMENT AGREEMENT

FEE SCHEDULE

ALLSPRING FUNDS TRUST

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Absolute Return Fund	First 1B Next 4B Next 5B Next 10B Over 20B	0.225 0.20 0.175 0.165 0.16
Allspring Adjustable Rate Government Fund	First 1B Next 4B Next 3B Next 2B Over 10B	0.35 0.325 0.29 0.265 0.255
Allspring Alternative Risk Premia Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.60 0.575 0.55 0.525 0.49 0.48
Allspring Asset Allocation Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.30 0.28 0.26 0.24 0.23 0.22
Allspring C&B Large Cap Value Fund±	First 5B Next 5B Over 10B	0.05 0.04 0.03
Allspring C&B Mid Cap Value Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Next 2B Next 4B Over 16B	0.75 0.725 0.70 0.675 0.65 0.64 0.63 0.62 0.61
Allspring California Limited-Term Tax-Free Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
A-1

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring California Tax-Free Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring Common Stock Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Over 10B	0.80 0.75 0.70 0.675 0.65 0.64 0.63
Allspring Conservative Income Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring Core Bond Fund±	First 5B Next 5B Over 10B	0.05 0.04 0.03
Allspring Core Plus Bond Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.45 0.425 0.40 0.375 0.34 0.32
Allspring Disciplined Small Cap Fund	First 1B Next 4B Next 5B Over 10B	0.50 0.475 0.44 0.43
Allspring Disciplined U.S. Core Fund	First 1B Next 4B Next 5B Over 10B	0.35 0.325 0.29 0.28
Allspring Discovery All Cap Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.80 0.75 0.70 0.675 0.65 0.64 0.615 0.605 0.58 0.555
A-2

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Discovery Innovation Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.80 0.75 0.70 0.675 0.65 0.64 0.615 0.605 0.58 0.555
Allspring Discovery Large Cap Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.70 0.675 0.65 0.625 0.60 0.59 0.565 0.555 0.53 0.505
Allspring Discovery Mid Cap Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Next 2B Next 4B Over 16B	0.75 0.725 0.70 0.675 0.65 0.64 0.63 0.62 0.61
Allspring Discovery Small Cap Growth Fund	First 500M Next 500M Next 1B Next 1B Next 1B Next 1B Next 5B Over 10B	0.85 0.825 0.80 0.775 0.75 0.73 0.72 0.71
Allspring Discovery SMID Cap Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Over 10B	0.80 0.75 0.70 0.675 0.65 0.64 0.63
Allspring Diversified Capital Builder Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.65 0.60 0.55 0.525 0.49 0.48
A-3

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Diversified Income Builder Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.55 0.525 0.50 0.475 0.44 0.43
Allspring Dynamic Target Today Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2015 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2020 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2025 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2030 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2035 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2040 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2045 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2050 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2055 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2060 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Dynamic Target 2065 Fund	First 5B Next 5B Over 10B	0.10 0.08 0.07
Allspring Emerging Growth Fund±	First 5B Next 5B Over 10B	0.05 0.04 0.03
A-4

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Emerging Markets Equity Fund	First 1B Next 1B Next 2B Next 1B Next 3B Next 2B Over 10B	1.05 1.025 1.00 0.975 0.965 0.955 0.945
Allspring Emerging Markets Equity Income Fund	First 1B Next 1B Next 2B Next 1B Next 3B Next 2B Over 10B	1.05 1.025 1.00 0.975 0.965 0.955 0.945
Allspring Global Investment Grade Credit Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring Global Long/Short Equity Fund	First 1B Next 4B Over 5B	1.25 1.225 1.20
Allspring Government Money Market Fund	First 5B Next 5B Next 5B Next 85B Over 100B	0.15 0.14 0.13 0.125 0.12
Allspring Government Securities Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.45 0.425 0.40 0.375 0.34 0.32
Allspring Growth Balanced Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.30 0.28 0.26 0.24 0.23 0.22
Allspring Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.80 0.75 0.70 0.675 0.65 0.64 0.615 0.605 0.58 0.555
A-5

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Heritage Money Market Fund	First 5B Next 5B Next 5B Next 85B Over 100B	0.15 0.14 0.13 0.125 0.12
Allspring High Yield Bond Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.55 0.525 0.50 0.475 0.44 0.43
Allspring High Yield Municipal Bond Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.50 0.475 0.45 0.425 0.39 0.38
Allspring Income Plus Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.525 0.50 0.475 0.45 0.415 0.405
Allspring Index Asset Allocation Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.65 0.60 0.55 0.525 0.49 0.48
Allspring Index Fund	First 1B Next 4B Next 5B Over 10B	0.15 0.125 0.09 0.08
Allspring Intermediate Tax/AMT Free Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring International Bond Fund[1]	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.60 0.575 0.55 0.525 0.49 0.48

[1]	On May 16, 2023 the Board of Trustees of Allspring Funds Trust approved the liquidation of the International Bond Fund, effective on or about June 26, 2023.
A-6

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring International Equity Fund	First 1B Next 1B Next 2B Next 1B Next 5B Over 10B	0.80 0.75 0.725 0.70 0.69 0.68
Allspring Large Cap Core Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.70 0.675 0.65 0.625 0.60 0.59 0.565 0.555 0.53 0.505
Allspring Large Cap Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.70 0.675 0.65 0.625 0.60 0.59 0.565 0.555 0.53 0.505
Allspring Large Company Value Fund	First 1B Next 4B Next 5B Over 10B	0.40 0.375 0.34 0.33
Allspring Managed Account CoreBuilder Shares – Series CP	0.00
Allspring Managed Account CoreBuilder Shares – Series EM	0.00
Allspring Managed Account CoreBuilder Shares – Series EPI	0.00
Allspring Managed Account CoreBuilder Shares – Series M	0.00
Allspring Minnesota Tax-Free Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring Moderate Balanced Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.30 0.28 0.26 0.24 0.23 0.22
A-7

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Money Market Fund	First 5B Next 5B Next 15B Over 25B	0.20 0.19 0.18 0.17
Allspring Municipal Bond Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring Municipal Cash Management Money Market Fund	First 5B Next 5B Next 5B Next 85B Over 100B	0.15 0.14 0.13 0.125 0.12
Allspring Municipal Sustainability Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring National Tax-Free Money Market Fund	First 5B Next 5B Next 5B Next 85B Over 100B	0.15 0.14 0.13 0.125 0.12
Allspring Opportunity Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Next 2B Next 4B Over 16B	0.75 0.725 0.70 0.675 0.65 0.64 0.63 0.62 0.61
Allspring Pennsylvania Tax-Free Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring Precious Metals Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Over 10B	0.65 0.60 0.55 0.525 0.50 0.49 0.48
A-8

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Premier Large Company Growth Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.70 0.675 0.65 0.625 0.60 0.59 0.565 0.555 0.53 0.505
Allspring Real Return Fund±	First 5B Next 5B Over 10B	0.05 0.04 0.03
Allspring Short Duration Government Bond Fund	First 1B Next 4B Next 3B Next 2B Over 10B	0.35 0.325 0.29 0.265 0.255
Allspring Short-Term Bond Plus Fund	First 1B Next 4B Next 3B Next 2B Over 10B	0.35 0.325 0.29 0.265 0.255
Allspring Short-Term High Income Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.50 0.475 0.45 0.425 0.39 0.38
Allspring Short-Term Municipal Bond Fund	First 1B Next 4B Next 3B Next 2B Over 10B	0.35 0.325 0.29 0.265 0.255
Allspring Small Cap Fund	First 500M Next 500M Next 1B Next 1B Next 1B Next 1B Next 5B Over 10B	0.85 0.825 0.80 0.775 0.75 0.73 0.72 0.71
Allspring Small Company Growth Fund±	First 5B Next 5B Over 10B	0.05 0.04 0.03
Allspring Small Company Value Fund±	First 5B Next 5B Over 10B	0.05 0.04 0.03
A-9

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Special Global Small Cap Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Over 10B	0.95 0.925 0.90 0.875 0.85 0.84 0.83
Allspring Special International Small Cap Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Over 10B	0.95 0.925 0.90 0.875 0.85 0.84 0.83
Allspring Special Large Cap Value Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 3B Next 2B Next 2B Next 4B Over 16B	0.70 0.675 0.65 0.625 0.60 0.59 0.565 0.555 0.53 0.505
Allspring Special Mid Cap Value Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Next 2B Next 4B Over 16B	0.75 0.725 0.70 0.675 0.65 0.64 0.63 0.62 0.61
Allspring Special Small Cap Value Fund	First 500M Next 500M Next 1B Next 1B Next 1B Next 1B Next 5B Over 10B	0.85 0.825 0.80 0.775 0.75 0.73 0.72 0.71
Allspring Spectrum Aggressive Growth Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring Spectrum Conservative Growth Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
A-10

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring Spectrum Growth Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring Spectrum Income Allocation Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring Spectrum Moderate Growth Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring Strategic Municipal Bond Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
Allspring Treasury Plus Money Market Fund	First 5B Next 5B Next 5B Next 85B Over 100B	0.15 0.14 0.13 0.125 0.12
Allspring Ultra Short-Term Income Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring Ultra Short-Term Municipal Income Fund	First 1B Next 4B Next 5B Over 10B	0.25 0.225 0.19 0.18
Allspring U.S. Long/Short Equity Fund	First 1B Next 4B Next 5B Over10B	1.10 1.075 1.05 1.025
Allspring Utility and Telecommunications Fund	First 500M Next 500M Next 1B Next 2B Next 1B Next 5B Over 10B	0.65 0.60 0.55 0.525 0.50 0.49 0.48
Allspring Wisconsin Tax-Free Fund	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.29 0.28
A-11

Allspring Funds Trust	Fee as % of Avg. Daily Net Asset Value
Allspring 100% Treasury Money Market Fund	First 5B Next 5B Next 5B Next 85B Over 100B	0.15 0.14 0.13 0.125 0.12

Schedule A amended: June 20, 2023

± As long as the Fund invests all (or substantially all) of its assets in a single, registered, open-end management investment company in accordance with Section 12(d)(1)(E) under the 1940 Act, the Fund pays Funds Management an investment management fee for the Fund-level administrative services set forth in Section 2(b) of the Investment Management Agreement. At the time the Fund invests some of its assets in two or more registered, open-end management investment companies in accordance with Section 12(d)(1)(G) under the Act, the rules thereunder or an exemptive order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act, the Fund shall pay Funds Management an investment management fee for combined asset allocation services and fund-level administrative services at the rates shown in the table that follows.

Dormant Investment Management Fee as % of Avg. Daily Net Asset Value
First 5B Next 5B Over 10B	0.30 0.29 0.28
A-12

The foregoing fee schedule is agreed to as of June 20, 2023 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS TRUST
on behalf of the Funds

By:
Name: Matthew Prasse
Title: Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: Andrew Owen
Title: President and CEO
A-13